UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-40364	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SLNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The voting results on the matters considered by the stockholders of the Company at the Annual Meeting held on August 4, 2025 were as follows:

1.	The following nominees were elected as the Company's Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Casey Crenshaw	13,565,231	622,434	1,573,080
Benjamin J. Broussard	13,686,523	501,142	1,573,080
Stacey B. Crenshaw	13,524,020	663,645	1,573,080
Edward L. Kuntz	14,041,241	146,424	1,573,080
Peter C. Mitchell	14,041,248	146,417	1,573,080
Matthew W. Morris	14,045,854	141,811	1,573,080

2.	In favor of the ratification of the selection of Ham, Langston & Brezina, L.L.P. as the Company's independent registered public accounting firm for 2025. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
15,121,158	638,966	621

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/Andrew L. Puhala
Andrew L. Puhala
Chief Financial Officer

Date: August 5, 2025